UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 19, 2016

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35121 (Commission File Number)	27-1840403 (I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01             Regulation FD Disclosure

Pursuant to Regulation FD, Air Lease Corporation (the “Company”) hereby furnishes an investor presentation that the Company will present to analysts and investors on or after May 19, 2016. The investor presentation is attached hereto as Exhibit 99.1. The investor presentation will also be available on the Company’s website at www.airleasecorp.com.

The investor presentation includes financial information not prepared in accordance with generally accepted accounting principles (“GAAP”).  Adjusted net income (defined as net income excluding the effects of certain non-cash items, one-time or non-recurring items, such as settlement expense, net of recoveries, that are not expected to continue in the future and certain other items), adjusted margin (defined as adjusted net income divided by total revenues, excluding insurance recoveries), adjusted diluted earnings per share (defined as adjusted net income divided by the weighted average diluted common shares outstanding) and adjusted return on equity  (defined as the trailing twelve month adjusted net income divided by average shareholders’ equity) are measures of operating performance that are not defined by GAAP and should not be considered as an alternative to net income, pre-tax profit margin, earnings per share, and diluted earnings per share, or any other performance measures derived in accordance with GAAP. Adjusted net income, adjusted margin, adjusted diluted earnings per share and adjusted return on equity, are presented as supplemental disclosure because management believes they provide useful information on our earnings from ongoing operations.

Management and our board of directors use adjusted net income, adjusted margin, adjusted diluted earnings per share and adjusted return on equity to assess our consolidated financial and operating performance.  Management believes these measures are helpful in evaluating the operating performance of our ongoing operations and identifying trends in our performance, because they remove the effects of certain non-cash items, one-time or non-recurring items that are not expected to continue in the future and certain other items from our operating results.  Adjusted net income, adjusted margin, adjusted diluted earnings per share and adjusted return on equity, however, should not be considered in isolation or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Adjusted net income, adjusted margin, adjusted diluted earnings per share and adjusted return on equity do not reflect our cash expenditures or changes in or cash requirements for our working capital needs.  In addition, our calculation of adjusted net income, adjusted margin, adjusted diluted earnings per share and adjusted return on equity may differ from the adjusted net income, adjusted margin, adjusted diluted earnings per share and adjusted return on equity or analogous calculations of other companies in our industry, limiting their usefulness as a comparative measure.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01              Financial Statements and Exhibits

(d)   Exhibits

Exhibit 99.1           Investor presentation presented by Air Lease Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR LEASE CORPORATION

Date: May 19, 2016	/s/ Gregory B. Willis
Gregory B. Willis
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Investor presentation presented by Air Lease Corporation